Exhibit 99.1

Monster Announces Sale of Remaining Ownership Stake in South Korean Business

•	Sale Price of Approximately $85 Million, or 101 Billion South Korean Won

•	Unlocks Shareholder Value at Substantial Premium to Monster’s Current EBITDA Multiple

•	Sale Increases Company’s Liquidity and Provides Financial Flexibility

•	Transaction Expected to Close in October 2015

Weston, MA, September 28, 2015 - Monster Worldwide, Inc. (NYSE:MWW) announced today that it has entered into an agreement to sell its 50.01% ownership position in its South Korean operation, JobKorea, to H&Q Korea for approximately $85 million. The transaction is expected to close in October 2015. In December 2013, H&Q Korea acquired 49.99% of JobKorea from Monster and since that time the two companies have worked in partnership in managing the business. The sale of Monster’s remaining stake in the operation is consistent with Monster’s continued strategy of unlocking value and sharpening its focus on its core online recruitment platform.

Tim Yates, President and Chief Executive Officer of Monster, said, “This transaction reflects our commitment to our strategy of focusing on our core value proposition while also demonstrating the underlying value of Monster’s global enterprise. We have enjoyed our ten year relationship with the management and operating team at JobKorea and our two year partnership with H&Q Korea. We wish them well as they build on their leading position in Korea’s online recruitment market and look forward to the opportunity to continue working together through our international cross-selling arrangement. The proceeds from this transaction will provide added financial flexibility as we move forward toward our objective of enhancing shareholder returns as part of our capital allocation program.”

The Company has historically consolidated the results of JobKorea. For its third and fourth quarter 2015 financial statements, the Company will present JobKorea’s financial results as a discontinued operation. The financial impact to net income from continuing operations for the third quarter of 2015 related to JobKorea is expected to be $0.01 per share.
Contact
Mike McGuinness, (212) 351-7110, michael.mcguinness@monster.com

About Monster Worldwide
Monster Worldwide, Inc. (NYSE: MWW) is a global leader in connecting people to jobs, wherever they are. For more than 20 years, Monster has helped people improve their lives with better jobs, and employers find the best talent. Today, the company offers services in more than 40 countries, providing some of the broadest, most sophisticated job seeking, career management, recruitment and talent management capabilities. Monster continues its pioneering work of transforming the recruiting industry with advanced technology using intelligent digital, social and mobile solutions, including our flagship website monster.com® and a vast array of products and services. For more information visit http://monster.com/about.

Special Note: The statements in this release that are not strictly historical, including, without limitation, statements regarding the Company’s strategic direction and prospects, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties and, therefore, actual results may differ materially from what is expressed or implied herein. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated into this release by reference. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on the forward-looking statements in this release as they reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any of the forward-looking statements contained in this release or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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